Exhibit 99.1

FOR IMMEDIATE RELEASE:         NEWS
October 31, 2007                             OTCBB: RNCH

Rancher Energy Corp. Announces Its Registration Statement Is Declared Effective By SEC

DENVER, Colorado - Rancher Energy Corp. (OTCBB: RNCH) today announced that its registration statement on Form S-1 has been declared effective by the U.S. Securities and Exchange Commission (SEC).  The registration statement, while effective, covers a total of 160,419,830 shares of common stock, including 86,410,449 shares of existing common stock and 74,009,382 shares of common stock underlying warrants to purchase common stock.  Rancher Energy will not receive any additional proceeds from the sale of any common shares covered under the registration statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  Any offer of these securities will be solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued with respect to such offering.  Copies of the final prospectus, including any prospectus supplements when filed, can be obtained at the Securities and Exchange Commission's website, www.sec.gov, or from Rancher Energy.

About Rancher Energy Corp.
Rancher Energy is an innovative oil & gas exploration & development company with a targeted strategy to reinvigorate older, historically productive oil fields in the hydrocarbon-rich Rocky Mountain region of the United States.  Using waterflood injection and CO2 flooding, coupled with other leading edge hydrocarbon recovery techniques such as 3-D seismic data and directional drilling, Rancher Energy expects to extract proven in-place oil that remains behind in mature fields.  Rising energy demand and strong oil & gas prices combined with advances in oil recovery have made this strategy profitable.  Rancher Energy is taking advantage of this convergence by acquiring low risk, high quality, historically productive plays with under-exploited reserves and developing customized enhanced recovery strategies to maximize production.

Forward-Looking Statements
This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC").  All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the Company's ability to obtain financing to construct pipeline and other infrastructure and for other operational and working capital purposes, the uncertainty of recovery factors for the enhanced oil recovery projects, the volatility of oil prices, general economic and business conditions, and other factors over which the Company has little or no control.  The Company does not intend (and is not obligated) to update publicly any forward-looking statements.  The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

Contacts:

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044

John Works
Chief Executive Officer
Rancher Energy Corp.
303-629-1125